SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
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                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             May 29, 1997

                         ROYAL OAK MINES INC.
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          (Exact name of registrant as specified in its charter)

                    Commission File Number 1-4350

ONTARIO, CANADA                              98-0160821
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(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)               No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                       98033
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(Address of principal executive offices)     (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

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Item 5.   Other Events

     On May 29, 1997, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


                FOR IMMEDIATE RELEASE FROM KIRKLAND

                             May 29, 1997




      Royal Oak Plans for Write Down of Colomac Assets in Second Quarter

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that in view of the current weak gold price and the diminishing ore reserves at its Colomac Mine in the Northwest Territories, the Company plans to make a pre-tax C$30 million provision to write down the Colomac assets in its second quarter financial statements ending June 30, 1997.

At year-end 1996, mineable ore reserves at Colomac, including the Cass property, were 260,000 ounces of gold contained in 5,292,000 tons assaying
0.049 ounces of gold per ton. Production at the Colomac Mine in 1996 was 122,416 ounces of gold.

The viability of the Colomac Mine will continue to be assessed for the remainder of this year as production continues. The Company is carrying out an exploration program at Colomac to investigate the potential for underground mining when ore reserves at the open pit are depleted. A 15-hole winter exploration program totalling approximately 20,000 feet has returned best intersections of 0.267 ounces of gold per ton over 132 feet, and 0.292 ounces per ton over 15.2 feet.


For further information contact:            or in Europe contact:

Mr. J. Graham Eacott                        Mr. David Williamson
Vice President, Investor Relations          David Williamson Associates Limited
Royal Oak Mines                             International Investor Relations
5501 Lakeview Drive                         78 Old Broad Street, 2nd Floor
Kirkland, WA 98033                          London, England  EC2M 1QP

Telephone:     (425) 822-8992               Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552               Facsimile:     011-44-171-920-0563


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ROYAL OAK MINES INC.


Date:   May 29, 1997                     By: /s/ James H. Wood
                                             James H. Wood
                                             Chief Financial Officer